UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 2, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 – Hawaiian Electric Industries, Inc. (HEI)

900 Richards Street, Honolulu, Hawaii  96813 – Hawaiian Electric Company, Inc. (HECO)

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - HECO

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The following is an update to the disclosures on rate requests in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Electric Utility” under “Most recent rate proceedings” in HEI’s and HECO’s Form 10-Q for the quarterly period ended March 31, 2013.

MECO 2012 Test Year Rate Case

On May 31, 2013, the Public Utilities Commission of the State of Hawaii (PUC) issued a final decision and order (D&O) in the Maui Electric Company, Limited (MECO) 2012 test year proceeding which resulted in a reduction in annual revenues from the interim increase primarily related to a lowering of MECO’s return on average common equity (ROACE) from 10.0% to 9.0%.  See HEI’s and HECO’s Form 8-K filed on June 4, 2013.

On June 12, 2013, MECO filed a Motion for Partial Reconsideration and Partial Clarification of the final D&O, which primarily requested reconsideration of the findings and conclusions concerning MECO’s 9.0% ROACE for the test year and also addressed other matters identified in the D&O, including treatment of Integrated Resource Planning (IRP) costs pending PUC determinations on such costs in a separate IRP proceeding. MECO requested a panel evidentiary hearing on ROACE, curtailment and technical studies, and pension expense.  MECO also requested to partially stay the implementation of the final D&O, pending the presentation at an evidentiary hearing on its motion for partial reconsideration of the final D&O related to the ROACE reduction from 10.0% to 9.0% and the PUC’s final decision following the hearing.  See HEI’s and HECO’s Form 8-K filed on June 14, 2013.

On July 2, 2013, the PUC issued an order denying MECO’s requests for an evidentiary hearing and for partial reconsideration, and dismissed MECO’s motion for partial stay.  The order granted MECO’s motion for partial clarification such that MECO will be allowed to defer IRP costs incurred since June 2012, which to date totaled approximately $0.7 million, until the level of costs are determined and a method of recovery is decided in the IRP proceeding.

A summary of the final D&O is as follows:

Final D&O 5/31/2013
Revenue increase	$5.3 million
(1.3% increase)
ROACE (%)	9.00%
Common equity capitalization (%)	56.86%
Return on average rate base (%)	7.34%
Average rate base amount	$393 million

MECO is complying with the PUC’s D&O and has filed a refund plan and documentation regarding the re-setting of its target heat rate to take into account the operation of the Auwahi wind farm, and has made its curtailment information readily available to the public on its website.  In addition, as required by the D&O, MECO will be filing by September 3, 2013 a System Improvement and Curtailment Reduction Plan.  Management cannot predict any actions by the PUC as a result of these filings.

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and/or ASB’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President and
Chief Financial Officer and Treasurer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: July 5, 2013	Date: July 5, 2013